Exhibit 10.5
LETTER AMENDMENT NO. 1
Dated as of April 26, 2017
To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) party
to the Credit Agreement referred to
below and to Citibank, N.A., as agent
(the “Agent”) for the Lenders
Ladies and Gentlemen:
We refer to the Amended and Restated Credit Agreement dated as of May 29, 2015 (the “Credit Agreement”) among the undersigned, the Lenders party thereto and the Agent. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.
It is hereby agreed by you and us as follows:
The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:
(a)The definition of “Lender Insolvency Event” in Section 1.01 is amended by inserting the phrase “the subject of a Bail-In Action (as defined in Section 8.15) or” immediately before the phrase “the subject of a bankruptcy, bankruptcy, insolvency, reorganization, liquidation or similar proceeding.”
(b)Section 1.01 is amended by deleting the definition of “Consolidated Shareholders’ Equity”.
(c)Section 5.03(a) is amended and restated in full to read as follows:
Debt to Total Cash Ratio. Maintain, at all times, a ratio of (i) Consolidated Covenant Debt to (ii) the sum of 100% of Domestic Cash plus 65% of Foreign Cash of not greater than the ratio set opposite each period set forth below:

Period	Ratio
Fiscal quarter ended April 30, 2017	2.00:1.0
Fiscal quarter ended July 31, 2017	2.00:1.0
Fiscal quarter ended October 31, 2017	2.00:1.0
Fiscal quarter ended January 31, 2018	2.60:1.0
Fiscal quarter ended April 30, 2018	2.60:1.0
Fiscal quarter ended July 31, 2018	2.60:1.0
Fiscal quarter ended October 31, 2018	2.60:1.0
Fiscal quarter ended January 31, 2019	2.60:1.0
Fiscal quarter ended April 30, 2019	2.60:1.0
Fiscal quarter ended July 31, 2019 and thereafter	2.00:1.0

“Domestic Cash” means unrestricted cash and cash equivalents held by the Borrower and its Subsidiaries, and funds available on demand by the Borrower and its Subsidiaries (including but not limited to time deposits), in each case in the United States or any foreign jurisdiction if such cash, cash equivalents or funds are available for use in the United States without deduction for any taxes. For the avoidance of doubt, “Domestic Cash” shall not include the proceeds of (x) any Debt incurred after April 26, 2017 in excess of $350,000,000 or (y) any Advances.
“Foreign Cash” means unrestricted cash and cash equivalents held by the Borrower and its Subsidiaries that is not Domestic Cash.
“cash equivalents” means deposits, securities and other investments classified in accordance with generally accepted accounting principles as cash equivalents or marketable securities.
(d)Section 5.03(b) is amended and restated in full to read as follows:

Interest Coverage Ratio. Maintain, as at the end of each fiscal quarter of the Borrower, a ratio of (i) Consolidated Cash Flow to (ii) Consolidated Interest Expense, in each case, for the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date, of at least the ratio set opposite each period set forth below:

Period	Ratio
Fiscal quarters ended April 30, 2018 or earlier	Not applicable
Fiscal quarter ended July 31, 2018	2.50:1.0
Fiscal quarter ended October 31, 2018 and thereafter	3.00:1.0

(e)Section 5.03 is amended by adding a new Section 5.03(c) to read as follows:

Fixed Charge Coverage Ratio. Maintain, at all times from and after April 30, 2017 until and including April 30, 2018, a ratio of (i) the sum of 100% of Domestic Cash plus 65% of Foreign Cash to (ii) the sum of, without duplication (A) Consolidated Interest Expense, (B) Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries, (C) expenditures in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), (D) the principal amount of Consolidated Covenant Debt of the Borrower and its Subsidiaries having a maturity within one year of the date of determination and (E) the principal amount of the current portion of long-term Consolidated Covenant Debt of the Borrower and its Subsidiaries, in each case for (A), (B) and (C) of this clause (ii), for the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date, of greater than 1.00:1.0.
(f)A new Section 8.15 is added to read as follows:

SECTION 8.15. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Loan Market Association” means the London trade association, which is the self-described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
The Borrower represents and warrants that (i) the representations and warranties set forth in Section 4.01 of the Credit Agreement (except the representations and warranties set forth in subsection (e)(ii) thereof and in subsection (f)(i) thereof) are correct on and as of the date hereof, as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), and (ii) no Event of Default or Default has occurred and is continuing.

This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the Borrower, the Agent and the Required Lenders and the Borrower shall have paid to the Agent, for the account of each Lender that approves this Letter Amendment on or before April 26, 2017, an amendment fee equal to 0.05% of the Commitment of each such approving Lender. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.
The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.
This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier or electronic communications shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

[Signature pages follow]

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
AUTODESK, INC.
By    /s/ Kirsten Nordlof
Name: Kirsten Nordlof
Title: Vice President and Treasurer
Agreed as of the date first above written:
CITIBANK, N.A.,
as Agent and as Lender
By    /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President
U.S. BANK NATIONAL ASSOCIATION
By    /s/ Matt S. Scullin
Name: Matt S. Scullin
Title: Vice President
BANK OF AMERICA, N.A.
By    /s/ Mukesh Singh
Name: Mukesh Singh
Title: Director
JPMORGAN CHASE BANK, N.A.
By    /s/ Caitlin Stewart
Name: Caitlin Stewart

Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION
By    /s/ Jason Auguste
Name: Jason Auguste
Title: Vice President
MORGAN STANLEY BANK, N.A.
By    /s/ Phillip Magdaleno
Name: Phillip Magdaleno
Title: Authorized Signatory
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By    /s/ Lillian Kim
Name: Lillian Kim
Title: Director